Exhibit 99.1

NeoGenomics Reports Third Quarter 2022 Results

Third Quarter Revenue Increased 6% to $129 Million

Fort Myers, Florida (November 8, 2022) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services and global oncology contract research services, today announced its third-quarter results for the period ended September 30, 2022.

Highlights

•Consolidated revenue increased 6% to $129 million

•Clinical Services revenue increased 4% to $106 million

•Pharma Services revenue increased 18% to $23 million

“I am pleased by the progress that we made as a business during the third quarter, including improvements in turn-around time, revenue growth and gross margin. While we still have substantial opportunity ahead of us, I believe that the foundation for improvement is being set in place. Our focus for the remainder of the year is to leverage our leadership position in oncology testing and transform the business to build sustainable, long-term profitable growth,” said Chris Smith, Chief Executive Officer. “I am especially impressed with our people and their deep commitment to our customers and to the patients we serve and am excited about the journey in front of us.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2022 was $129 million, an increase of 6% over the same period in 2021. Clinical Services revenue of $106 million was an increase year-over-year of 4%. Clinical test volume(1) decreased by 1% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 5% to $392. Pharma Services revenue increased by 18% to $23 million compared to the third quarter of 2021.
Consolidated gross profit for the third quarter of 2022 was $48.9 million, an increase of 4% compared to the third quarter of 2021. This increase was primarily due to an increase in revenue partially offset by higher payroll and payroll-related costs. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets, was 38.0%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 41.7%.
Operating expenses for the third quarter of 2022 were $88 million, an increase of $1 million, or 2%, compared to the third quarter of 2021. This increase was primarily due to higher payroll and payroll-related costs to support the Company’s strategic growth initiatives. The third quarter of 2022 also included consulting fees related to Project Catalyst (our value capture program), which were not included in the same period of 2021. The third quarter of 2021 included acquisition and integration costs related to the acquisitions of Inivata and Trapelo and a loss contingency for a regulatory matter which were not included in the same period for 2022.
Net loss for the quarter was $37 million compared to net loss of $20 million for the third quarter of 2021. The net loss for the third quarter of 2021 included an $18 million gain on the Company’s prior investment in, and loan receivable from, non-consolidated affiliate due to the acquisition of Inivata.
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Adjusted EBITDA(2) was negative $12 million compared to negative $3 million in the third quarter of 2021. Adjusted Net Loss(2) was $18 million compared to Adjusted Net Loss(2) of $10 million in the third quarter of 2021.
Cash and cash equivalents and marketable securities totaled $444 million at quarter end.
________________________________________
(1) Clinical testing excludes requisitions, tests, revenue and costs of revenue for Pharma Services.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a webcast and conference call to discuss its third quarter 2022 results on Tuesday, November 8, 2022 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 188444. A replay of the conference call will be available until 8:30 AM EDT on November 22, 2022, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 46818. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on November 8, 2023.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo and Carlsbad, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland; Singapore and China. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the
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year ended December 31, 2021 filed with the SEC on February 25, 2022 as well as other information previously filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

For further information, please contact:
NeoGenomics, Inc.
William B. Bonello
Chief Financial Officer
T: 239.690.4238
M: 239.284.4314
bill.bonello@neogenomics.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$266,126	$316,827
Marketable securities, at fair value	177,414	198,563
Accounts receivable, net	111,994	112,130
Inventories	23,799	23,395
Prepaid assets	16,511	12,354
Assets held for sale	—	10,050
Other current assets	7,516	8,189
Total current assets	603,360	681,508
Property and equipment, net	106,818	109,465
Operating lease right-of-use assets	98,945	102,197
Intangible assets, net	416,848	442,325
Goodwill	522,766	527,115
Other assets	6,845	7,168
Total non-current assets	1,152,222	1,188,270
Total assets	$1,755,582	$1,869,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$78,506	$79,213
Current portion of equipment financing obligations	118	1,135
Current portion of operating lease liabilities	6,379	6,884
Total current liabilities	85,003	87,232
Long-term liabilities
Convertible senior notes, net	534,609	532,483
Operating lease liabilities	70,471	72,289
Deferred income tax liabilities, net	38,345	55,475
Other long-term liabilities	14,166	14,022
Total long-term liabilities	657,591	674,269
Total liabilities	$742,594	$761,501
Stockholders’ equity
Total stockholders’ equity	$1,012,988	$1,108,277
Total liabilities and stockholders’ equity	$1,755,582	$1,869,778

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 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
NET REVENUE
Clinical Services	$106,162	$102,227	$310,588	$300,119
Pharma Services	22,620	19,113	60,435	58,478
Total net revenue	128,782	121,340	371,023	358,597

COST OF REVENUE	79,889	74,101	239,952	216,794

GROSS PROFIT	48,893	47,239	131,071	141,803
Operating expenses:
General and administrative	64,282	63,839	188,481	158,953
Research and development	7,312	7,409	23,651	13,360
Sales and marketing	16,809	15,704	50,179	46,677
Total operating expenses	88,403	86,952	262,311	218,990
LOSS FROM OPERATIONS	(39,510)	(39,713)	(131,240)	(77,187)
Interest expense, net	139	1,296	2,366	3,375
Other expense (income), net	(25)	(89)	212	(431)
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(17,750)	—	(109,260)
(Loss) income before taxes	(39,624)	(23,170)	(133,818)	29,129
Income tax benefit	(2,772)	(2,822)	(12,255)	(4,283)
NET (LOSS) INCOME	$(36,852)	$(20,348)	$(121,563)	$33,412

NET (LOSS) INCOME PER SHARE
Basic	$(0.30)	$(0.17)	$(0.98)	$0.28
Diluted	$(0.30)	$(0.17)	$(0.98)	$0.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	124,425	122,559	124,055	119,087
Diluted	124,425	122,559	124,055	121,356

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(121,563)	$33,412
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	25,894	21,807
Amortization of intangibles	25,470	14,683
Non-cash stock-based compensation	20,009	12,396
Non-cash operating lease expense	7,375	6,167
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(109,260)
Amortization of convertible debt discount and debt issue costs	2,125	2,037
Gain on sale of assets held for sale	(2,048)	—
Loss on disposal of assets, net	3,066	166
Write-off of COVID-19 PCR testing inventory and equipment	—	6,061
Other adjustments	1,428	831
Changes in assets and liabilities, net	(24,064)	4,753
Net cash used in operating activities	(62,308)	(6,947)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(73,973)	(180,961)
Proceeds from sales and maturities of marketable securities	89,812	44,736
Purchases of property and equipment	(26,357)	(52,155)
Proceeds from assets held for sale	12,098	—
Business acquisitions, net of cash acquired	—	(419,404)
Loan receivable from non-consolidated affiliate	—	(15,000)
Net cash provided by (used in) investing activities	1,580	(622,784)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(706)	(2,537)
Issuance of common stock, net	10,733	12,110
Proceeds from issuance of convertible debt, net of issuance costs	—	334,410
Premiums paid for capped call confirmations	—	(29,291)
Proceeds from equity offering, net of issuance costs	—	408,133
Net cash provided by financing activities	10,027	722,825
Net change in cash, cash equivalents and restricted cash	(50,701)	93,094
Cash, cash equivalents and restricted cash, beginning of period	316,827	250,632
Cash, cash equivalents and restricted cash, end of period	$266,126	$343,726

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$266,126	$340,565
Restricted cash, non-current	—	3,161
Total cash, cash equivalents and restricted cash	$266,126	$343,726

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) gain on investment in and loan receivable from non-consolidated affiliate, net, (viii) CEO transition costs, (ix) loss contingency for regulatory matter, and (x) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangible assets, and (ii) the write-off of COVID-19 PCR testing inventory equipment.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) gain on investment in and loan receivable from non-consolidated affiliate, net, (vi) loss contingency for regulatory matter, (vii) CEO transition costs, and (viii) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net (Loss) Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(36,852)	$(20,348)	$(121,563)	$33,412
Adjustments to net (loss) income:
Interest expense, net	139	1,296	2,366	3,375
Income tax benefit	(2,772)	(2,822)	(12,255)	(4,283)
Depreciation	8,973	8,178	25,894	21,807
Amortization of intangibles	8,490	8,474	25,470	14,683
EBITDA (non-GAAP)	$(22,022)	$(5,222)	$(80,088)	$68,994
Further adjustments to EBITDA:
Acquisition and integration related expenses	197	1,533	2,479	13,345
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
CEO transition costs	2,792	11	4,518	575
Non-cash stock-based compensation expense	4,280	5,237	20,009	12,396
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(17,750)	—	(109,260)
Loss contingency for regulatory matter	—	10,500	—	10,500
Other significant (income) expenses, net(3)	3,195	2,578	6,240	3,013
Adjusted EBITDA (non-GAAP)	$(11,558)	$(3,113)	$(46,842)	$5,624

(3) For the three months ended September 30, 2022, other significant (income) expenses, net, includes consulting fees related to Project Catalyst (our value capture program), fees related to a regulatory matter and other non-recurring items. For the three months ended September 30, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs and other non-recurring items. For the nine months ended September 30, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, consulting fees related to Project Catalyst (our value capture program), moving costs, a gain on the sale of a building and other non-recurring items. For the nine months ended September 30, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs, and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Clinical Services:
Total revenue (GAAP)	$106,162	$102,227	3.8%	$310,588	$300,119	3.5%

Cost of revenue (GAAP)	$65,261	$59,560	9.6%	$197,563	$178,358	10.8%
Adjustments to cost of revenue(4)	(4,264)	(4,239)		(12,792)	(10,267)
Adjusted cost of revenue (non-GAAP)	$60,997	$55,321	10.3%	$184,771	$168,091	9.9%

Gross profit (GAAP)	$40,901	$42,667	(4.1)%	$113,025	$121,761	(7.2)%
Adjusted gross profit (non-GAAP )	$45,165	$46,906	(3.7)%	$125,817	$132,028	(4.7)%

Gross profit margin (GAAP)	38.5%	41.7%		36.4%	40.6%
Adjusted gross profit margin (non-GAAP)	42.5%	45.9%		40.5%	44.0%

Pharma Services:
Total revenue (GAAP)	$22,620	$19,113	18.3%	$60,435	$58,478	3.3%

Cost of revenue (GAAP)	$14,628	$14,541	0.6%	$42,389	$38,436	10.3%
Adjustments to cost of revenue(5)	(589)	(586)		(1,767)	(586)
Adjusted cost of revenue (non-GAAP)	$14,039	$13,955	0.6%	$40,622	$37,850	7.3%

Gross profit (GAAP)	$7,992	$4,572	74.8%	$18,046	$20,042	(10.0)%
Adjusted gross profit (non-GAAP )	$8,581	$5,158	66.4%	$19,813	$20,628	(4.0)%

Gross profit margin (GAAP)	35.3%	23.9%		29.9%	34.3%
Adjusted gross profit margin (non-GAAP)	37.9%	27.0%		32.8%	35.3%

Consolidated:
Total revenue (GAAP)	$128,782	$121,340	6.1%	$371,023	$358,597	3.5%

Cost of revenue (GAAP)	$79,889	$74,101	7.8%	$239,952	$216,794	10.7%
Adjustments to cost of revenue(4)(5)	(4,853)	(4,825)		(14,559)	(10,853)
Adjusted cost of revenue (non-GAAP)	$75,036	$69,276	8.3%	$225,393	$205,941	9.4%

Gross profit (GAAP)	$48,893	$47,239	3.5%	$131,071	$141,803	(7.6)%
Adjusted gross profit (non-GAAP )	$53,746	$52,064	3.2%	$145,630	$152,656	(4.6)%

Gross profit margin (GAAP)	38.0%	38.9%		35.3%	39.5%
Adjusted gross profit margin (non-GAAP)	41.7%	42.9%		39.3%	42.6%
(4) Clinical Services cost of revenue adjustments for both the three months ended September 30, 2022 and September 30, 2021 includes $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the nine months ended September 30, 2022 include $12.8 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue adjustments for the nine months ended September 30, 2021 include write-offs of $5.3 million for COVID-19 PCR testing inventory and $5.0 million of amortization of acquired Inivata developed technology intangible assets.
(5) Pharma Services cost of revenue adjustments for both the three months ended September 30, 2022 and September 30, 2021 include $0.6 million of amortization of acquired Inivata developed technology intangible assets. Pharma Services cost of revenue adjustments for the nine months ended September 30, 2022 and September 30, 2021 include $1.8 million and $0.6 million of amortization, respectively, of acquired Inivata developed technology intangible assets.
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Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Loss and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income (GAAP)	$(36,852)	$(20,348)	$(121,563)	$33,412
Adjustments to net (loss) income, net of tax:
Amortization of intangibles	8,490	8,474	25,470	14,683
Acquisition and integration related expenses	197	1,533	2,479	13,345
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	6,061
CEO transition costs	2,792	11	4,518	575
Non-cash stock-based compensation expense	4,280	5,237	20,009	12,396
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(17,750)	—	(109,260)
Loss contingency for regulatory matter	—	10,500	—	10,500
Other significant (income) expenses, net(6)	3,195	2,578	6,240	3,013
Adjusted net loss (non-GAAP)	$(17,898)	$(9,765)	$(62,847)	$(15,275)

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.30)	$(0.17)	$(0.98)	$0.28
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.07	0.07	0.21	0.12
Acquisition and integration related expenses	—	0.01	0.02	0.11
Write-off of COVID-19 PCR testing inventory and equipment	—	—	—	0.05
CEO transition costs	0.02	—	0.04	—
Non-cash stock-based compensation expense	0.03	0.04	0.16	0.10
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(0.14)	—	(0.90)
Loss contingency for regulatory matter	—	0.09	—	0.09
Other significant (income) expenses, net(6)	0.03	0.02	0.05	0.03
Rounding and impact of diluted shares in adjusted diluted shares(7)	0.01	—	(0.01)	(0.01)
Adjusted diluted EPS (non-GAAP)	$(0.14)	$(0.08)	$(0.51)	$(0.13)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	124,425	122,559	124,055	121,356
Dilutive effect of options, restricted stock, and converted shares(8)(9)	—	—	—	(2,269)
Adjusted diluted shares outstanding (non-GAAP)	124,425	122,559	124,055	119,087
(6) For the three months ended September 30, 2022, other significant (income) expenses, net, includes consulting fees related to Project Catalyst (our value capture program), fees related to a regulatory matter and other non-recurring items. For the three months ended September 30, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs and other non-recurring items. For the nine months ended September 30, 2022, other significant (income) expenses, net, includes fees related to a regulatory matter, consulting fees related to Project Catalyst (our value capture program), moving costs, a gain on the sale of a building and other non-recurring items. For the nine months ended September 30, 2021, other significant (income) expenses, net, includes strategic deal costs, moving costs, and other non-recurring items.
(7) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(8) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(9) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any
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options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical(10) Tests Performed and Revenue
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Clinical(10):
Number of tests performed	270,899	272,732	(0.7)%	809,916	815,008	(0.6)%
Average revenue/test	$392	$375	4.5%	$383	$366	4.6%

(10) Excludes tests and revenue for Pharma Services.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912